UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2011
Bob Evans Farms, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 491-2225
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective November 18, 2011, the Board of Directors (the “Board”) of Bob Evans Farms, Inc. (the “Company”) approved an amendment and restatement of the Company’s Bylaws. The Bylaws were amended and restated to, among other things:
•	Allow for meetings to include remote communications (Article II, Section 2.01);
•	Remove requirement that annual meetings be held on the second Monday in September (Article II, Section 2.02);
•	Add notice requirements for stockholders to call special meetings similar to the notice requirements for stockholders to propose business at an annual meeting (Article II, Section 2.07);
•	Provide that stockholders may nominate directors and bring business other than director nominations before annual meetings only (Article II, Section 2.07);
•	Allow stockholders to act by less than unanimous written consent and provide procedural requirements to act by written consent (Article II, Section 2.11);
•	Allow the Board to act by resolution to modify the number of directors within a specified range of 9 to 12 directors, eliminating the need to formally amend the Bylaws to change the number of directors (Article III, Section 3.01);
•	Clarify that a director nominee need submit an irrevocable resignation only in connection with uncontested elections (Article III, Section 3.04);
•	Add that the Delaware Chancery Court is the sole and exclusive forum for claims arising under Delaware corporate law (Article VII, Section 7.06); and
•	Require the affirmative vote of 80% of the Company’s issued and outstanding stock entitled to amend or repeal the Bylaws as opposed to certain specified provisions (Article VIII, Section 8.01).
This description is only a summary of the more material changes made to the Company’s Bylaws and is qualified in its entirety by reference to the text of the amended and restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
3.1	Amended and Restated Bylaws, as amended and effective November 18, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: November 23, 2011

BOB EVANS FARMS, INC.
By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amended and Restated Bylaws, as amended and effective November 18, 2011.